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                                                                     Exhibit 8.2

                                 April 27, 1998



Devon Group, Inc.
281 Tresser Boulevard
Stamford, CT 06901-3227


           Merger of Devon Group, Inc. with and into Applied Graphics
          Technologies, Inc.'s wholly owned subsidiary, AGT Acquisition
             Corporation, with AGT Acquisition Corporation surviving


Ladies and Gentlemen:

                  We have been requested to render this opinion concerning certain matters of United States federal income tax law in connection with the proposed merger of Devon Group, Inc., a corporation organized and existing under the laws of the State of Delaware ("Devon"), with and into a newly formed corporation, AGT Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Sub") and a directly and wholly owned subsidiary of Applied Graphics Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware ("AGT"), with AGT Acquisition Corp. surviving the merger and becoming a wholly owned subsidiary of AGT, pursuant to the applicable corporate laws of the State of Delaware (the "Merger"), and in accordance with that certain Agreement and Plan of Merger between AGT and Devon, dated February 13, 1998 (the "Agreement"). Our opinion has been requested in connection with the filing of a registration statement with the Securities and Exchange Commission on April 28, 1998, on Form S-4, which includes therein a Proxy Statement/Prospectus, in connection with the Merger (as thereafter amended at any time to and including the date hereof, the "Registration Statement"). All capitalized terms not defined herein have the definitions assigned to them in the Agreement.

                  We have not adopted the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) for purposes of this opinion letter. In rendering the opinions expressed in this opinion letter, however, we have relied without investigation on the assumptions set forth in Section 4 of the Accord.

                  To render this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times (including, without limitation, as of the Effective Time) of the statements, covenants, representations and warranties contained in the following documents, and, in the case of the Officers' Certificates listed below which have not been received, this opinion is subject to the receipt of such Certificates prior to the date of the Merger:

                    1.  the Agreement (including the exhibits thereto);
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Devon Group, Inc.
April 27, 1998
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                    2. the Officer's Certificate dated April __, 1998, addressed to us, signed by an authorized officer of AGT, and delivered to us from AGT in the form attached hereto as "Exhibit A", and incorporated herein by reference;

                    3. the Officer's Certificate dated April __, 1998, addressed to us, signed by an authorized officer of Sub, and delivered to us from Sub in the form attached hereto as "Exhibit B", and incorporated herein by reference;

                    4. the Officer's Certificate dated April __, 1998, addressed to us, signed by an authorized officer of Devon, and delivered to us from Devon in the form attached hereto as "Exhibit C", and incorporated herein by reference;

                    5. the Registration Statement; and

                    6. such other instruments and documents related to the formation, organization, and operation of AGT, Devon, and Sub or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

                    In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

                    (1) there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

                    (2) any representation or statement referred to above made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification;

                    (3) the Merger will be consummated pursuant to the Agreement and will be effective under applicable state law;

                    (4) following the Merger, Sub will continue the historic business of Devon or use a significant portion of Devon's historic business assets in a business;

                    (5) no outstanding indebtedness of AGT, Devon, or Sub has represented or will represent equity for tax purposes; no outstanding equity of AGT, Devon, or Sub has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement, or arrangement that provides for, contains, or represents either a right to acquire Devon stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368 of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder; and

                    (6) none of AGT, Devon, or Sub is, or will be at the time of the Merger, (a) an "investment company" within the meaning of Section 368(a)(2)(F) of the Code; or (b) under the
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Devon Group, Inc.
April 27, 1998
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jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

                  Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto, the Merger of Devon with and into Sub, with Sub surviving the Merger and continuing as a wholly owned subsidiary of AGT, will qualify as a reorganization, for United States federal income tax purposes, within the meaning of Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(D) of the Code.

                  In addition to your request for our opinion on this specific matter of United States federal income tax law, you have asked us to review the discussion of United States federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain United States Federal Income Tax Consequences" contained in the Registration Statement and believe that such information fairly presents the current United States federal income tax law applicable to the Merger, and the material United States federal income tax consequences to AGT, Devon, Sub, and the Devon stockholders.

                  Our opinion set forth above is based upon the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could change at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation, or interpretation of the federal income tax laws.

                  Our opinion concerning certain of the United States federal income tax consequences of the Merger is limited to the specific income federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local, or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence or availability after the Merger of any of the United States federal income tax attributes of Devon or AGT (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of Devon or AGT) and (ii) the application of Section 83 of the Code to the receipt of consideration in the Merger by the holders of Devon Common Stock.

                  No ruling has been or will be requested from the Service concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the
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Devon Group, Inc.
April 27, 1998
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opinion set forth above represents our conclusions regarding the application of existing federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representation, covenant, warranty, or assumption upon which we have relied is inaccurate, incomplete, breached, or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions will not be taken by the Service or that a court considering the issues would not hold otherwise.

                  This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of our name in the Registration Statement wherever it appears.

                                 Very truly yours,



                                 O'Sullivan Graev & Karabell, LLP